UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

KALVISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard
Framingham, Massachusetts		01702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 999-0075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2025, KalVista Pharmaceuticals, Inc. (the “Company”) completed its previously announced sale of $143.75 million in aggregate principal amount of its 3.250% Convertible Senior Notes due 2031 (the “Notes”), which includes the full exercise of the Initial Purchasers’ (as defined below) option to purchase up to an additional $18.75 million in aggregate principal amount of Notes, to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Company estimates that the net proceeds from the offering are approximately $139.0 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes, including the commercialization of EKTERLY. The Company may also use a portion of the net proceeds from the offering for investments in and acquisitions of other companies, products or technologies in the future. However, the Company has no commitments or specific plans with respect to any such investments in and acquisitions of other companies, products or technologies at this time.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and Indenture described in Item 8.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Purchase Agreement” and “Indenture” is incorporated herein by reference.

Item 8.01. Other Events.

Purchase Agreement

On September 24, 2025, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Jefferies LLC and TD Securities (USA) LLC, as representatives of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), relating to the Company’s sale of the Notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Initial Purchasers exercised their option in full under the Purchase Agreement to purchase up to an additional $18.75 million aggregate principal amount of Notes in full on September 25, 2025. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Indenture

The Notes were issued pursuant to an Indenture, dated as of September 29, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are senior, unsecured obligations of the Company. The Notes will bear interest at a rate of 3.250% per year payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. The Notes mature on October 1, 2031, unless repurchased, redeemed or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to October 5, 2028. The Company may redeem for cash all or part of the Notes, at its option, on or after October 5, 2028, and prior to July 1, 2031, if certain conditions are met. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

1.

failure by the Company to pay the principal of the Notes when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

2.	failure by the Company to pay the interest on any Note when due and payable and such failure continues for a period of 30 days;

3.

failure by the Company to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and, in the case of a conversion to which physical settlement applies, such failure continues for three business days;

4.

failure by the Company to give a fundamental change repurchase right notice, a notice of specified corporate events or a notice of a make-whole fundamental change at the time and in the manner provided in the Indenture;

5.	failure by the Company to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of assets of the Company;

6.

failure by the Company to perform any of the agreements contained in the Notes or the Indenture and such failure is not cured or waived within 60 days after notice is given to us by the trustee, or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

7.

failure to pay at final maturity or upon acceleration any indebtedness for money borrowed by the Company or any of its significant subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $25.0 million, which indebtedness is not discharged, or which acceleration is not cured or rescinded, within 30 days after written notice to the Company as provided in the Indenture;

8.

failure by the Company or any of its significant subsidiaries to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $25.0 million, if the judgments are not paid, discharged or stayed within 30 days; or

9.	specified events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs.

Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, shares of Common Stock, cash or a combination of cash and shares of Common Stock, at the election of the Company. The initial conversion rate is 59.4919 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $16.81 per share of Common Stock subject to adjustment. Initially, a maximum of 11,117,553 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 77.3395 shares of Common Stock per $1,000 principal amount of Notes. Prior to the close of business on the scheduled trading day immediately preceding July 1, 2031, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) or convert their Notes called (or deemed called) for redemption in connection with any optional redemption are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding July 1, 2031, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2025 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•

during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on such trading day;

•

if the Company calls any or all Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or

•	upon the occurrence of specified corporate events as specified in the Indenture.

On or after July 1, 2031 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding October 1, 2031, holders of the Notes may convert the Notes, in multiples of $1,000 principal amount, at their option regardless of the foregoing circumstances.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Press Releases

On September 24, 2025, the Company issued a press release announcing the proposed offering of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 24, 2025, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, the expected use of net proceeds from the offering of the Notes. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that the Company expects. These risks and uncertainties include market risks, trends, and conditions. For information about other potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in KalVista Pharmaceutical’s Annual Report on Form 10-K for the year ended April 30, 2025 filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2025 and in the Company’s other filings with the SEC. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated September 29, 2025 between KalVista Pharmaceuticals, Inc. and U.S. Bank Trust Company, National Association, as trustee (including the form of 3.250% Convertible Senior Notes due 2031).

99.1	Press release dated September 24, 2025 announcing the proposed offering of the Notes.

99.2	Press release dated September 24, 2025 announcing the pricing of the offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

Date: September 29, 2025	By:	/s/ Brian Piekos
Brian Piekos Chief Financial Officer (Principal Financial and Accounting Officer)